SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [_]

Check the Appropriate Box:
[_]     Preliminary Proxy Statement
[_] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[_]     Definitive Proxy Statement
[_]     Definitive Additional Materials
[X]     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                   NETTAXI.COM
                                   -----------
                (Name of Registrant as Specified In Its Charter)

                 -----------------------------------------------
     Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required
[_]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)     Title of each class of securities to which transaction applies: N/A
(2)     Aggregate number of securities to which transaction applies: N/A
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
(4)     Proposed maximum aggregate value of transaction: N/A
(5)     Total fee paid: N/A

[_]     Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid: N/A
(2)     Form, Schedule or Registration Statement No.: N/A
(3)     Filing Party: N/A
(4)     Date Filed: N/A


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NETTAXI.COM CALLS SPECIAL MEETING IN CONNECTION WITH PROPOSED MERGER WITH RAE
SYSTEMS INC.

Campbell, California, March 6, 2002 - Nettaxi.com (OTC BB: NTXY), a community and portal web site today announced that it has called a Special Meeting of its stockholders to be held in connection with the proposed merger of Nettaxi with RAE Systems Inc. Proxy materials are to be circulated to shareholders on or about March 8, 2002 and the Special Meeting will be held on April 3, 2002.

"We are very pleased that the process of presenting the merger to our stockholders for their approval is now upon us and we look forward to the Special Meeting and to submitting the transaction for their vote." said Robert
A. Rositano, Jr. CEO of Nettaxi.

ABOUT NETTAXI.COM

Nettaxi.com is an Internet portal with a range of services and content. Nettaxi offers members access to broadband content featuring sports, movie clips, movie trailers and other forms of entertainment. Nettaxi has been seeking a strategic acquisition of a new and profitable business model that could potentially increase shareholder value. Nettaxi is found on the Web at
<http://www.nettaxi.com/> www.nettaxi.com.
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ABOUT RAE SYSTEMS

RAE Systems Inc. was established in 1991. RAE Systems is recognized as a leading manufacturer of technologically advanced single and multiple sensor atmospheric monitors, photo-ionization detectors, gas detection tubes, sampling pumps, and wirelessly connected gas detection and security monitoring systems. Based in the heart of "Silicon Valley", RAE Systems is a progressive, high-tech company with manufacturing and distribution networks spanning the entire globe.

IMPORTANT INFORMATION


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This letter does not constitute a request for a proxy.  Nettaxi has filed a proxy statement with the Securities and Exchange Commission relating to Nettaxi's solicitation of proxies from the stockholders of Nettaxi with respect to the Nettaxi 2002 special meeting of stockholders. NETTAXI ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Nettaxi's proxy statement and other relevant documents are available for free at www.sec.gov. You may also obtain a free copy of Nettaxi's proxy statement by writing to Nettaxi at1875 South Bascom Ave., No. 116, Campbell, CA 95008. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Nettaxi's shareholders are available in the soliciting materials on Schedule 14A filed by Nettaxi with the SEC.

SAFE HARBOR STATEMENT

The matters discussed in this communication include forward-looking statements such as statements relating to our ability to successfully complete the transactions contemplated by the merger agreement and statements relative to the merger regarding whether the merger will add value to our business. These forward looking statements are subject to various risks, uncertainties, and other factors that could cause actual results to vary materially from the results anticipated in such forward-looking statements. Such risks and uncertainties include, but are not limited to the possibility that we will be unable to obtain shareholder approval of the transaction or that we will be unable to close the transaction contemplated. The inability to accurately predict the success of our combined companies and other risks are detailed from time to time in our filings with the Securities and Exchange Commission represents our judgment as of the date of this release. We disclaim any intent or obligation to update these forward-looking statements.


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